                                                                  Exhibit 10.26

                             EMPLOYMENT AGREEMENT

MEMORANDUM OF AGREEMENT entered into at Montreal, this 6th day of April, 1992.

BY AND BETWEEN:         GENERAL AMERICAN LIFE REINSURANCE COMPANY OF CANADA, a
                        company duly incorporated under the laws of Canada, having a principal place of business at 1140 de
                        Maisonneuve Blvd. West Suite 802, in the City of
                        Montreal, Province of Quebec, Canada, herein acting and represented by Mr. Albert G. Woodring, duly authorized to act hereunder for the purposes of the present Agreement as he so declares;

                        (hereinafter the "Employer")

                                           OF THE FIRST PART

AND Andre St-Amour, having his address at 7735 Place Mairaux, in the City of Brossard, Province of Quebec, Canada;

                        (hereinafter "St-Amour" and collectively with the Employer, "the Parties")

      THE PARTIES DECLARE AS FOLLOWS:

      WHEREAS the Employer wishes to enlist St-Amour's services and St-Amour wishes to offer his services to the Employer, the whole in accordance with the conditions stipulated in the present agreement;

                                   ARTICLE I

      Duties
      ------

1. As President and Chief Operating Officer of the Employer, St-Amour's duties and responsibilities shall include, above and beyond those inherent to his office and normally


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                                                                  Exhibit 10.26

      pertaining to it, those compatible with his position and which the Employer may delegate to him from time to time.

                                  ARTICLE II

      Salary
      ------

2. As President and Chief Operating Officer of the Employer, St-Amour shall receive an annual gross compensation of one hundred sixty two thousand five hundred dollars ($162,500), to be paid in 26 equal installments of $6,250. Such compensation shall be adjusted annually by the Employer on the anniversary date by an amount equal to the percentage increase in the CPI-Urban Consumers - All items for Montreal plus two percent (2%).

                                  ARTICLE III

      Benefits and Vacation
      ---------------------

3. St-Amour shall have the right to participate to all benefit programs and plans granted to management employees of the Employer. St-Amour shall be granted four (4) weeks vacation in accordance with the Employer's existing policy as amended from time to time.

                                  ARTICLE IV

      Expenses
      --------

4. The Employer hereby agrees to reimburse St-Amour, upon presentation of appropriate receipts or other evidence thereof, for all expenses and fees reasonably incurred by St-Amour in the exercise of his duties, the whole in accordance with the policy of the Employer as modified from time to time at its sole discretion. Expenses shall include a parking space at the place of business.

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                                                                  Exhibit 10.26

                                   ARTICLE V

      Confidentiality
      ---------------

5.1 St-Amour hereby agrees that he shall not, use, divulge, diffuse, sell, transfer, give, circulate, or otherwise distribute to any Person whatsoever or whomsoever, or otherwise make public, any Confidential Information during the term of this Agreement and for a period of two (2) years following upon the termination of this Agreement.

5.2 Notwithstanding any provision of this Agreement, St-Amour shall not, at any time while he is an employee of the Employer or at any time thereafter, use, discuss or disclose to any Person a trade secret of the Employer.

5.3 For the purposes hereof, "Confidential Information" shall mean all information, howsoever received by St-Amour from, through or relating to the Employer, and in whatever form (whether oral, written, machine readable or otherwise), which pertains to the Employer; provided, however, that the phrase "Confidential Information" shall not include information which:

i. is in the public domain, without any fault or responsibility on St-Amour's part;

ii. is properly within the legitimate possession of St-Amour prior to its disclosure and without any obligations of confidence attaching thereto;

iii. is approved by the Employer for disclosure prior to its actual disclosure.

                                  ARTICLE VI

      Obligation of non-solicitation of customers
      -------------------------------------------

6.1 St-Amour shall not, for a period of twelve (12) months after the termination of this Agreement, on his own behalf or on behalf of any other Person, whether directly or indirectly, in any capacity whatsoever, including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier, trustee, or through any person for any purpose which is the same as, is

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                                                                  Exhibit 10.26

substantially similar to or is in competition with the Business.:

i. canvass or solicit any Customer, or procure, or assist the canvassing or soliciting of any Customer;

ii. canvass or solicit any Prospective Customer, or procure, or assist the canvassing or soliciting of any Prospective Customer.

6.2 St-Amour shall not, for a period of twelve (12) months after the termination of this Agreement, on his own behalf or on behalf of any other Person, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier, trustee, or through any Person for any purpose which is the same as, is substantially similar to or is in competition with the Business:

i. accept, or procure, or assist in the acceptance of, any business from any Customer;

ii. accept, or procure, or assist in the acceptance of, any business from any Prospective Customer.

                                  ARTICLE VII

      Non-solicitation of employees
      -----------------------------

7.1 St-Amour shall not, for a period of twelve (12) months after the termination of this Agreement, on his own behalf or on behalf of any other Person, whether directly or indirectly, in any capacity whatsoever, including, without limitation, as an employer, employee, mandator, mandatory, principal, agent, joint venturer, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier, trustee, or through any Person:

i. employ, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of the Employer any individual who is employed by the Employer at the time of termination of this Agreement or who was employed by the Employer within the

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                                                                  Exhibit 10.26

      six (6) months preceding the termination of this Agreement; or

ii. procure or assist any Person to employ, offer employment or solicit the employment or engagement of, or otherwise entice away from the employment of the Employer any individual who is employed by the Employer at the time of termination of this Agreement or who was employed by the Employer within the six (6) months preceding the termination of this Agreement.

                                 ARTICLE VIII

      Duration
      --------

8.1 This Agreement is made for an indefinite period of time, commencing on January 1, 1992, but the compensation terms and adjustments thereof are set for a period of five (5) years terminating on December 31, 1996.

                                  ARTICLE IX

      Termination of the Agreement
      ----------------------------

9. Should St-Amour be terminated by the Employer without cause, St-Amour shall receive, and the Employer hereby undertakes to pay to St-Amour in one installment, an indemnity in lieu of notice equal to twelve (12) months of his gross compensation.

                                   ARTICLE X

      Language
      --------

10.1. The parties hereto acknowledge that they have required and are satisfied that this Agreement and all related documents be drawn up in the English language. Les parties aux presentes reconnaissent avoir requis que la presente entente et les documents qui y sont relatifs soient rediges en anglais.

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                                                                  Exhibit 10.26

      Governing Law
      -------------

10.2 This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

      Definitions
      -----------

10.3 For the purpose of this Agreement, or for the purposes of any notice or communication required hereunder, the capitalized words and expressions shall have the respective meanings, except where the context dictates otherwise, set out in Schedule A, attached hereto.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date and at the place first hereinabove mentioned.

      In Montreal, Quebec, Canada, this 6th day of April 1992.

                                          /s/ Andre St-Amour
                                          --------------------
                                          ANDRE ST-AMOUR

                                          GENERAL AMERICAN LIFE REINSURANCE
                                          COMPANY OF CANADA



                                per:  /s/ A. Greig Woodring
                                      -----------------------


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                                                                  Exhibit 10.26

                                  SCHEDULE A
                                  ----------

(a) "Affiliate" shall mean any Person not dealing at arm's length, within the meaning of any applicable law, with any party hereto, and (ii) with respect to any corporation or company, an other body corporate which directly or indirectly controls or is controlled by or is under directly or indirect common control with such corporation or company, or any body corporate which is directly or indirectly controlled by a corporate body which controls such corporation or company; and for the purposes hereof (I) "control" shall mean, with respect to any body corporate, the ownership of more than fifty percent (50%) of the voting shares of such body corporate, and (ii) "Voting Shares" shall mean shares of the body corporate having the right to elect directors of such body corporate;

(b) "Agreement" shall mean this Employment Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsections" or other subdivision of this Agreement means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

(c) "Business" shall mean, in relation to the Employer, the business now and heretofore or hereafter conducted by the Employer, including, without limitation, the business of life reinsurance underwriting as it now stands in Canada;

(d) "Customer" shall mean any Person having purchased, retained or utilized the Employer's goods or services in the course of Business at any time during the twelve (12) month period preceding the termination of this Agreement;

(e)   "Governmental Body" shall mean:

      i. any domestic or foreign national, federal provincial, state, municipal or other government body;

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                                                                  Exhibit 10.26

      ii. any subdivision, ministry, department, secretariat, bureau, agency, commission, board, instrumentality or authority of any of the foregoing governments or bodies;

      iii. any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies;

      iv. any domestic or foreign judicial, quasi-judicial, arbitration or administrative court, grand jury, commission, board or panel;

(f) "Person" shall man any individual not employed by the Employer or any other entity possessed or juridical personality, including, without limitation, a corporation, company, cooperative, partnership, trust, unincorporated association, Affiliate or Governmental Body; and pronouns when they refer to a Person shall have a similar extended meaning;

(g) "Prospective Customer" shall mean (I) any Person solicited by St-Amour on behalf of the Employer at any time during the twelve (12) month period preceding the termination of this Agreement for any purpose relating to the Business, and (ii) any Person solicited by the Employer with St-Amour's knowledge for any purpose relating to the Business at any time during the six (6) month period preceding the termination of this Agreement.

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